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EXHIBIT 99.1



For Immediate Release
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                        Ohio Casualty Corporation Appoints
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                 Ernst & Young as Independent Public Accountants
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FAIRFIELD, Ohio, February 15, 2001 -- Ohio Casualty Corporation (NASDAQ: OCAS)
announced today that its Board of Directors has appointed Ernst & Young LLP as its independent public accountants for the fiscal year ending Dec. 31, 2001. The selection was made following a competitive bidding process.

The Corporation expects a smooth transition to the new auditors from its current independent public accounting firm, PricewaterhouseCoopers LLP, which will remain in place through completion of the audit for fiscal year ended Dec. 31, 2000.


Corporate profile

Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty subsidiary companies that make up Ohio Casualty Group. Ohio Casualty Group is among the top 40 property and casualty insurance groups in the country, offering businesses and individuals a range of property-casualty products. The Group is active in more than 40 states, operates primarily through the independent agency system, and has written premiums of $1.51 billion. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS. Ohio Casualty Corporation has assets of approximately $4.49 billion.

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Ohio Casualty Corporation publishes forward-looking statements relating to such matters as anticipated financial performance, business prospects and plans, regulatory developments and similar matters. The statements contained in this news release that are not historical information, are forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under The Securities Act of 1933 and The Securities Exchange Act of 1934 for forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Corporation's business include the following: changes in property and casualty reserves; catastrophe losses; premium and investment growth; product pricing environment; availability of credit; changes in government regulation; performance of financial markets; fluctuations in interest rates; availability and pricing of reinsurance; litigation and administrative proceedings; Year 2000 issues; ability of Ohio Casualty to integrate and retain the business acquired from the Great American Insurance Company; and general economic and market conditions.



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